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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2000 (except for Note 12, as to which the date is March 31, 2000) in the Registration Statement (Form S-1 No. 333-36946) and related Prospectus of Active Power, Inc. for the registration of 8,000,000 shares of its common stock.

                                            Ernst & Young LLP

Austin, Texas

    The foregoing consent is in the form that will be signed upon Board of Directors' approvals of the stock split described in Note 12 to the financial statements.

                                          /s/ Ernst & Young LLP

Austin, Texas

June 29, 2000